DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant             [X]

Filed by a Party other than the [_]

Registrant

      Check the appropriate box:

[_]        Preliminary Proxy Statement

[_]        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_ ]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]        Soliciting Materials under Rule 14a-12

            Dreyfus Premier GNMA Fund, Inc.

-          Dreyfus U.S. Mortgage Fund

            (Name of Registrant as Specified In Its Charter)

            (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[ ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)        title of each class of securities to which transaction applies:

(2)        Aggregate number of securities to which transaction applies:

(3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)        Proposed maximum aggregate value of transaction:

(5)        Total Fee Paid:

[_] Fee paid previously with preliminary materials.

[_]        Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

            Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)        Amount Previously Paid:

(2)        Form, Schedule or Registration Statement No.:

(3)        Filing Party:

(4)        Date Filed:

 MUTUAL FUND PROXY FACT SHEET FOR:

 DREYFUS U.S. MORTGAGE FUND

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record	JUNE 12, 2018	OFFICES OF THE DREYFUS CORPORATION
Mail	JULY 6, 2018	200 PARK AVENUE, 7TH FLOOR
Meeting	AUGUST 22, 2018 @ 10:00 AM (ET)	NEW YORK, NEW YORK 10166
ADDITIONAL INFORMATION		CONTACT INFORMATION
Tickers	SEE PAGE 3	Inbound Line	1-877-478-5047
CUSIPs	SEE PAGE 3	Website	www.dreyfus.com

What are shareholders being asked to vote on?

The Proposal

To approve a sub-investment advisory agreement between Dreyfus, on behalf of the Fund, and Amherst Capital Management LLC.

BOARD OF DIRECTORS UNANIMOUS RECOMMENDATION – FOR

Why are shareholders being asked to approve a sub-investment advisory agreement between Dreyfus, on behalf of the Fund, and Amherst Capital Management LLC?

Prior to June 29, 2018, The Bank of New York Mellon Corporation, the ultimate parent company of Dreyfus, the Fund’s investment adviser, indirectly owned 51% of Amherst Capital, a subsidiary of Amherst Holdings LLC, and the Fund’s portfolio managers were dual employees of Dreyfus and Amherst Capital and managed the Fund in their capacity as employees of Dreyfus. On June 29, 2018, BNY Mellon exchanged its majority interest in Amherst Capital for a minority interest in Amherst Holdings and the Fund’s portfolio managers became employees of Amherst Capital only.

To enable the Fund’s portfolio managers to provide day-to-day management of the Fund’s investments as employees of Amherst Capital after the transaction, the Board of Directors for the Fund approved an Interim Sub-Advisory Agreement between Dreyfus and Amherst Capital pursuant to which Amherst Capital serves as the Fund’s sub-investment adviser and the proposed Sub-Advisory Agreement.  While the Interim Sub-Advisory agreement did not require shareholder approval before it went into effect on June 29th the proposed Sub-Advisory Agreement requires approval of the Fund’s shareholders before it can go into effect. The Interim Sub-Advisory Agreement expires upon the earlier of 150 days after June 29th or upon shareholder approval of the Sub-Advisory Agreement. Therefore, the Board has called the Special Meeting to seek shareholder approval of the Sub-Advisory Agreement in order to provide continuity of portfolio management for the Fund.

How does the Board for the Fund recommend I vote?

After careful review, the Board for the Fund unanimously approved a Sub-Advisory Agreement between Dreyfus, on behalf of the Fund, and Amherst Capital LLC, subject to shareholder approval. The Board recommends that you vote to approve the Sub-Advisory Agreement. The Fund’s investment strategy, management policies and portfolio managers did not change in connection with the implementation of the Interim Sub-Advisory Agreement between Dreyfus, on behalf of the Fund, and Amherst Capital which took effect on June 29, 2018 and will not change in connection with the implementation of the proposed Sub-Advisory Agreement. There will be no increase in the advisory fee payable by the Fund to Dreyfus as a consequence of the transaction and the sub-advisory fee payable to Amherst Capital under the Interim Sub-Advisory Agreement and the Sub-Advisory Agreement will be payable by Dreyfus, not the Fund.

For Internal Distribution Only                                                                                                                                                        Page 1

Who is Amherst Capital Management LLC?

Amherst Capital, located at 444 Madison Avenue, 19th Floor, New York, New York 10022, is a registered investment adviser specializing in U.S. mortgage and real estate investment strategies. Amherst Capital was established in 2014 as an in-direct, majority-owned subsidiary of BNY Mellon through a strategic partnership between BNY Mellon and Amherst Holdings. As part of that strategic partnership prior to June 29th, BNY Mellon owned 51% of Amherst Capital’s Class A shares through an indirect subsidiary, and Amherst Holdings owned 49% of Amherst Capital’s Class A Shares. As of December 31, 2017, Amherst Capital had responsibility for managing approximately $6 billion in assets.

As a result of the transaction, as of June 29th, Amherst Capital became a subsidiary of Amherst Holdings. Amherst Holdings, headquartered in Austin, Texas, is a data, analytic and research focused financial services holding company with expertise in the real estate, mortgage and related structured finance markets. Amherst Holdings sponsors and develops companies that seek to help investors underwrite and manage their U.S. real estate investments. BNY Mellon is not an affiliate of Amherst Holdings, although BNY Mellon owns a minority interest in Amherst Holdings as of June 29th.

What are the responsibilities of Amherst Capital as sub-investment adviser to the Fund?

As sub-investment adviser to the Fund pursuant to the Interim Sub-Advisory Agreement, Amherst Capital, subject to Dreyfus’ supervision, currently provides investment advisory assistance and research and the day-to-day management of the Fund’s investments. Amherst Capital, among other duties, obtains and provides investment research and supervises the Fund’s investments and conducts a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund’s assets, including the placing of portfolio transactions for execution with either the issuer directly or with any broker or dealer, foreign currency dealer, futures commission merchant, counterparty or other entities.  In order for Amherst Capital to continue to provide these services to the Fund as sub-investment adviser, Fund shareholders would need to approve the proposed Sub-Advisory Agreement between Dreyfus, on behalf of the Fund, and Amherst Capital.

If approved, will there be any change to the Fund’s investment objective, policies or strategy?

No. Amherst Capital has no current plans to change the manner in which investments are selected for the Fund’s portfolio as a result of the transaction.

Will there be any increase in the management fee paid by the Fund to Dreyfus as a result of shareholder approval of the Sub-Advisory Agreement?

No. Amherst Capital will be compensated by Dreyfus from the management fee that Dreyfus receives from the Fund. There will be no increase in the management fee paid by the Fund to Dreyfus as a consequence of the implementation of the Sub-Advisory Agreement. Amherst Capital will bear all expenses incurred by it in connection with the performance of its services under the Sub-Advisory Agreement. All other expenses to be incurred in the operation of the Fund (other than those borne by Dreyfus) will be borne by the Fund.

For Internal Distribution Only                                                                                                                                                        Page 2

What will happen if shareholders do not approve the proposal?

If shareholders do not approve the Sub-Advisory Agreement, Amherst Capital would no longer serve as the Fund’s sub-adviser pursuant to the Interim Sub-Advisory Agreement and the Board would take such actions as it deems to be in the best interests of the Fund, which may include resubmitting the Sub-Advisory Agreement to shareholders for approval or making other sub-advisory or portfolio management arrangements for the Fund.

Who is paying for the costs of the proxy solicitation?

The cost of preparing, assembling and mailing the Proxy Statement and related solicitation costs will be borne by Dreyfus and/or Amherst Capital or their affiliates, and not the Fund.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1

PHONE:

To cast your vote by telephone with a proxy specialist, call 1-877-478-5047 Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time and Saturday from 10:00 a.m. to 6:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: https://im.bnymellon.com/proxymaterials

AST Fund Solutions is mentioned on page 15 of the Proxy Statement.

NAME OF FUND	CLASS	CUSIP	TICKER
Dreyfus U.S. Mortgage Fund	A	26203A107	GPGAX
Dreyfus U.S. Mortgage Fund	C	26203A305	GPNCX
Dreyfus U.S. Mortgage Fund	I	26203A503	GPNIX
Dreyfus U.S. Mortgage Fund	Y	262005200	GPNYX
Dreyfus U.S. Mortgage Fund	Z	262005101	DRGMX

For Internal Distribution Only                                                                                                                                                        Page 3

Good (morning, afternoon, evening), my name is (AGENT S FULL NAME).
May I please speak with (SHAREHOLDER S FULL NAME)? (Re-Greet If Necessary)

I am calling on a recorded line from AST Fund Solutions regarding your current investment with Dreyfus U.S.
Mortgage Fund. You were recently sent proxy materials along with a proxy card or voting instruction form to cast your vote at the Fund's Special Meeting of Shareholders scheduled to take place on August 22, 2018.

1. Have you received this information? (Pause for response)

If Yes or positive response to receiving information:
If you re not able to attend the meeting, I can record your voting instructions by phone. The Fund s Board has unanimously approved the proposal and is recommending a vote In Favor (proceed to #2).
If No or negative response to receiving information:
We would be happy to resend the information to you. For verification purposes, please state your mailing address.
(If address is incorrect, go to Shareholder states a different address during confirmation )
(If still incorrect, go to Wrong address given by investor )

Would you prefer mail or e-mail? (Pause For Response)

E-mail: I would be happy to e-mail you the information and, if you d like, you can reply to the e-mail with your voting instructions and we can process your vote accordingly. You can also e-mail us back with any questions you have, or feel free to contact us at 1-877-478-5047 Monday through Friday between 9:00 AM and 10:00
PM Eastern Time and Saturday between 10:00 AM and 6:00 PM Eastern Time. May I please have your e-mail address?
(Pause & record e-mail, read e-mail back to shareholder to confirm)

Please allow 24 hours to receive the materials. The e-mail will come from AST Fund Solutions. Please check your spam folder if you don t see our e-mail in your inbox. Once you receive your proxy statement, if you have any questions, or would like us to take your vote by phone, feel free to contact us at 1-877-478-5047 Monday through Friday between 9:00 AM and 10:00 PM Eastern Time and Saturday between 10:00 AM and 6:00 PM
Eastern Time. Thank you for your time and have a good (morning, afternoon, evening).

Mail: We will send the proxy statement to you by mail. Please allow 5 to 7 business days for delivery. Once you receive your proxy statement, if you have any questions, or would like us to take your vote by phone, feel free to contact us at 1-877-478-5047 Monday through Friday between 9:00 AM and 10:00 PM Eastern Time and Saturday between 10:00 AM and 6:00 PM Eastern Time. Thank you for your time and have a good
(morning, afternoon, evening).

2. Would you like to vote along with the Board s Recommendation? (Pause For Response)

Voting with Board s Recommendation: (Proceed to Confirmation)

If not voting with Board s recommendation or unsure how to vote:
Use appropriate Rebuttal and/or explanation from Fact Sheet and follow up with:
Based on this information, would you like to vote In Favor along with the Board s recommendation?
(Pause For Response)

CONFIRMATION:

If we identify any additional accounts you hold in Dreyfus U.S. Mortgage Fund before the meeting takes place, would you like us to vote those accounts in the same manner as well? (Pause For Response)

I am recording your (Recap Voting Instructions). For confirmation purposes:

  Please state your full name. (Pause refer to Shareholder neglects to state middle initial/name suffix/street direction/apartment during confirmation if neglects to state middle initial or suffix)

  To ensure that we have the correct address for the written confirmation, please state your full street address. (Pause) (If Wrong address is stated, go to Shareholder states a different address during confirmation )
  (If still incorrect, go to Wrong address/name/middle initial/name suffix/street direction/apartment given by investor )

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr./Mrs./Ms. (SHAREHOLDER S LAST NAME), your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening)

REBUTTALS

Shareholder states a different address during confirmation:
Our records indicate a different address. Is it possible the account has been registered at a different address?

Wrong address/name/middle initial/name suffix/street direction/apartment given by investor:
Mr./Mrs./Ms. (SHAREHOLDER S LAST NAME) I apologize but the (address/name/middle initial/name suffix/street direction/apartment) that you just recited for me doesn t match our records and, therefore, I can t take your vote by telephone. Instead, I urge you to complete, sign, date and return your proxy card or voting instruction form at your earliest convenience, or vote your shares by touch-tone telephone or on the
Internet by following the instructions provided on your proxy card or voting instruction form. Thank you for your time and have a good (morning, afternoon, evening).

Shareholder neglects to state middle initial/name suffix/street direction/apartment during confirmation:
Our records also show a (middle initial/name suffix/street direction/apartment). Can you please confirm that as well? (If neglected information is not given, go to Wrong address/name/middle initial/name suffix/street direction/apartment given by investor given by investor )

Why do I need to vote? or Why is it so important that I vote?

We want to ensure that your shares are represented at the upcoming special meeting of shareholders. If there is a lack of shareholder participation, the meeting might be delayed or adjourned. The Board has approved and is recommending a vote In Favor . May I record your vote at this time?

Shareholder refuses to vote or give address:
I understand you don t wish to vote at this time, please remember your vote is very important and your time is appreciated. If you change your mind and would like us to assist you in voting by telephone, please call us back toll-free at 1-877-478-5047 Monday through Friday between 9:00 AM and 10:00 PM Eastern Time and
Saturday between 10:00 AM and 6:00 PM Eastern Time. You can vote at any time by completing, signing, dating and returning your proxy card or voting instruction form using the postage-paid envelope provided, or by touch-tone telephone or on the Internet by following the instructions provided on your proxy card or voting instruction form. Thank you for your time and have a good (morning, afternoon, evening).

ANSWERING MACHINE SCRIPT:
Hello. My name is [AGENT S FULL NAME] and I am calling from AST Fund Solutions regarding your investment in Dreyfus U.S. Mortgage Fund. You should have recently received proxy materials in the mail concerning the
Fund s Special Meeting of Shareholders to be held on August 22, 2018. Your vote is important. Please sign, date and promptly mail your proxy card or voting instruction form in the postage-paid envelope provided.
Internet or touch-tone telephone voting also is available. Please follow the instructions provided on your proxy card or voting instruction form. If you have any questions, would like to vote or need new proxy materials, please call AST Fund Solutions, which is your Fund s proxy solicitor, at 1-877-478-5047. Thank you.